UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

October 16, 2023
Date of Report (Date of earliest event reported)

TUPPERWARE BRANDS CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	1-11657		36-4062333
(State or other jurisdiction of incorporation)	(Commission File Number)		(IRS Employer Identification No.)

14901 South Orange Blossom Trail	Orlando	FL	32837
(Address of principal executive offices)			(Zip Code)

407 826-5050
Registrant's telephone number, including area code
_________________________________________
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	TUP	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

CEO Transition

On October 16, 2023, the Board of Directors (the “Board”) of Tupperware Brands Corporation (the “Company”) appointed Laurie Ann Goldman as President and Chief Executive Officer, effective October 17, 2023, and as a member of the Board. Ms. Goldman, age 60, has over 30 years of management and operating experience building consumer and retail businesses. Ms. Goldman was most recently Chief Executive Officer of OVME Aesthetics, a provider of medical aesthetic treatments from February to July 2023. Previously, she was Chief Executive Officer of Avon North America, a social selling beauty company, from August 2018 to August 2019, and served as Chief Executive Officer of Spanx from 2002 to 2014. Before Spanx, Ms. Goldman served in various marketing and operational leadership roles at The Coca-Cola Company for a decade. She also serves as a member of the Board of Directors for European Wax Center, along with several private companies, including Claire’s Store’s Inc., Cole Haan, Joe & the Juice, ClubCorp, 101 Studios and Newlight Technologies. Ms. Goldman earned a B.S. from the Moody School of Communication at the University of Texas at Austin.

In connection with her employment as President and Chief Executive Officer, the Company and Ms. Goldman entered into a letter agreement with a term commencing on October 17, 2023 and ending on April 17, 2025, pursuant to which she will receive an annual base salary of $1,000,000, an annual target bonus opportunity of $1,250,000, with a guaranteed bonus of $312,500 for the remainder of 2023, and a one-time cash-based long-term incentive award with a target value of $3,000,000, half of which will vest based on her continued employment for a period of eighteen months following her start date ($500,000 every six months) and half of which will vest on the same time-based vesting schedule, but will also be subject to performance-based vesting criteria to be determined by the Board. Vesting of the cash-based long-term incentive award will accelerate in full upon a change in control of the Company. In the event of a termination of Ms. Goldman’s employment by the Company without cause or by Ms. Goldman for good reason, any outstanding annual bonus or long-term incentive awards will be vested and paid on a pro-rated basis within 30 days following the end of the applicable performance period, and, in the case of performance-based awards, based on the Company’s actual performance through the date of termination (and solely based on the passage of time for time-based awards), as determined by the Board and the number of months elapsed between the start date (or the beginning of the applicable performance period) and the date Ms. Goldman’s employment terminates. Ms. Goldman will be eligible to participate in the employee benefit plans and programs made available by the Company to senior executives generally and the Company will reimburse Ms. Goldman for up to $12,000 in legal fees incurred in entering into the letter agreement. The foregoing summary of the letter agreement is qualified in its entirety by reference to the text of the letter agreement, a copy of which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Ms. Goldman will not be appointed to any committees of the Board and will not receive any additional compensation for her service on the Board. There are no relationships or related transactions between the Company and Ms. Goldman of the type required to be disclosed under applicable Securities Exchange Commission (“SEC”) rules.

On October 16, 2023, the Board terminated the employment of Miguel Fernandez as the Company’s President and Chief Executive Officer. As a result, Mr. Fernandez is required to resign as a member of the Board, effective October 16, 2023, pursuant to Company policy. Such resignation is not the result of any dispute or disagreement relating to the Company’s operations, policies, or practices.

In connection with his termination by the Company without cause, Mr. Fernandez will be entitled to receive benefits provided for under the Tupperware Brands Corporation Executive Severance Pay Plan, upon his execution of a Separation Agreement & Release of Claims. These benefits would include: (i) cash severance in the aggregate amount of $1,914,822, paid as salary continuation in bi-weekly installments over a two-year period, (ii) a pro-rated annual bonus for 2023 based on the Company’s actual performance for the year, payable if earned in March 2024, (iii) a lump-sum cash payment representing a pro-rated portion (seven-twelfths of the year 1 tranche) of the time-based portion of Mr. Fernandez’s 2023 cash long-term incentive award, (iv) a potential cash payment representing a pro-rated portion (nine-twelfths of the year 1 tranche) of the performance-based portion of Mr. Fernandez’s 2023 cash long-term incentive award, to the extent earned based on actual Company performance over the full three-year performance period and payable if earned in March 2026, and (v) reimbursement for actual expenses incurred for executive financial planning services for the 2023 tax year, up to the allowed annual benefit of $5,500, which benefits would be contingent upon Mr. Fernandez releasing all claims against the Company and continuing to abide by his obligations to the Company. All other unvested retention, long-term incentive or equity awards granted to Mr. Fernandez will be terminated in accordance with their terms upon his termination of employment.

Board of Directors Refreshment

As previously disclosed in the Company’s Annual Report on Form 10-K for the 2022 Fiscal Year, as well as on Current Reports on Form 8-K dated August 3 and October 10, 2023, the Company’s Board has been evaluating changes to its composition, to ensure it is best positioned to support compliance with its Debt Restructuring Agreement and the Company’s Turnaround Plan. In connection therewith and to further support and accelerate the Company’s turnaround plan, the Board appointed three new directors to join the Board, Lori Bush, Paul Keglevic and William Transier, effective October 17, 2023. Ms. Bush possesses deep expertise in direct-sales marketing, and Messrs. Keglevic and Transier possess deep expertise in financial transformation and operations. There are no relationships or related transactions between the Company and any of Ms. Bush or Messrs. Keglevic or Transier of the type required to be disclosed under applicable SEC rules.

Ms. Bush will serve as a member of the Compensation and Human Capital Committee and the Nominating, Governance & Social Responsibility Committee of the Board; and Messrs. Keglevic and Transier will each serve as a member of the Audit & Finance Committee and Transformation Committee of the Board. Ms. Bush will receive compensation for her service on the Board consistent with the standard compensation program for non-employee directors described in the Company’s Form 10-K for fiscal year 2022. Each of Messrs. Keglevic and Transier will receive a monthly fee of $37,500 as compensation for their Board service, in lieu of all other compensation.

In support of the Company’s next phase of growth, Mark Burgess, Meg Crofton, Deborah Ellinger, and James Fordyce elected to resign from the Company’s Board, effective October 16, 2023. None of Messrs. Burgess’s or Fordyce’s or Mses. Crofton’s or Ellinger’s decisions to resign from the Company’s Board was due to any disagreement with the Company, its management or the Board on any matter relating to the Company’s operations, policies or practices. The Company thanks each of Messrs. Burgess and Fordyce and Mses. Crofton and Ellinger for their dedicated service on the Company’s Board.

In connection with the above described changes to the composition of the Company’s Board, and the previously announced resignation of Richard Goudis as a member of the Board, the size of the Board was reduced to eleven directors, effective October 17, 2023.

Item 8.01 Other Events

On October 17, 2023, the Company issued a press release announcing the appointment of its new CEO and the refreshment of its Board. A copy of the press release is attached hereto as Exhibit 99.1.

Forward-Looking Statements

This Form 8-K includes words like “will”, “expects” and other “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, including with respect to the timing and success of the Company’s turnaround plan and return to growth. Such forward-looking statements are based on assumptions about many important factors which could cause actual results to differ materially from those in the forward-looking statements, including risks identified in the Company’s most recent filing on Form 10-K and other SEC filings, all of which are available on the Company’s website. The Company does not undertake to update its forward-looking statements unless otherwise required by law.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
10.1	Letter Agreement, dated October 16, 2023, between Tupperware Brands Corporation and Laurie Ann Goldman.

99.1	Press Release, dated October 17, 2023.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TUPPERWARE BRANDS CORPORATION
(Registrant)

Date:	October 17, 2023	By:	/s/ Mariela Matute
Mariela Matute
Chief Financial Officer